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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                          ADERIS PHARMACEUTICALS, INC.

         The undersigned, Peter G. Savas, hereby certifies that:

ONE: He is the duly elected and acting President and Chief Executive Officer, of said corporation, which was originally incorporated in Delaware on April 4, 1994.

TWO: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                       "I.

         The name of this corporation is Aderis Pharmaceuticals, Inc.

                                       II.

         The address of the registered office of this corporation in the State of Delaware is National Registered Agents, Inc., 9 East Lockerman Street, City of Dover, County of Kent, and the name of the registered agent of this corporation in the State of Delaware at such address is the National Registered Agents, Inc.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

         For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

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         A.       BOARD OF DIRECTORS.

                  1. POWERS; NUMBER OF DIRECTORS. The management of the business and the conduct of the affairs of this corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                  2. ELECTION OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be elected at the annual meeting of the stockholders. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3.       REMOVAL OF DIRECTORS

                           a.       Neither the Board of Directors nor any
individual director may be removed without cause.

                           b.       Subject to any limitation imposed by law,
any director may be removed with cause by the holders of a majority of the voting power of this corporation entitled to vote at an election of directors.

                  4. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         B.       BYLAWS

                  1. Subject to any provision in the Bylaws limiting retroactive amendments, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of this corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                  2. The directors of this corporation need not be elected by written ballot unless the Bylaws so provide.

                  3. No action shall be taken by the stockholders of this corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                  4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this corporation shall be given in the manner provided in the Bylaws of this corporation.

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                                       VI.

         A. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of this corporation shall not be personally liable to this corporation of its stockholders for monetary damages for breach of fiduciary duty as a director.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute."

                                      * * *

THREE: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware, and was approved by the Board of Directors of this Corporation and stockholders holding the requisite number of shares required by statute, given in accordance with and pursuant to Section 141 and 228 of the General Corporation Law of the State of Delaware with written notice given to those stockholders who did not consent as provided in said
Section 228.

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        IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been subscribed this ___ day of __________, 2003 by the undersigned who affirms that the statements made herein are true and correct.

                                          ADERIS PHARMACEUTICALS, INC.

                                       By: _____________________________________
                                           Peter G. Savas
                                           President and Chief Executive Officer

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